UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 8, 2017

FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 California Street
San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2017, the Federal Home Loan Bank of San Francisco (Bank) disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) that David H. Martens, Senior Vice President and Chief Risk Officer, would be retiring from the Bank. Mr. Martens' retirement became effective March 31, 2017.
In connection with Mr. Martens' retirement, the Bank and Mr. Martens entered into a Severance Agreement and General Release of Claims (Severance Agreement), which became effective on April 8, 2017. Pursuant to the Severance Agreement, Mr. Martens has received a severance payment of $394,100, which represents 52 weeks of his annual base salary. Also pursuant to the Severance Agreement, Mr. Martens will receive one month continuation of both life and health insurance coverage.
The Severance Agreement includes various other provisions contained in an agreement of its nature, including restrictive covenants and certain legal releases of the Bank by Mr. Martens.
The foregoing summary of the Severance Agreement is qualified in its entirety by reference to the Severance Agreement attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit

	10.1	David Martens Severance Agreement and General Release of Claims

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: April 13, 2017	By:	/s/ J. Gregory Seibly
J. Gregory Seibly President and Chief Executive Officer